Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 for Peoples-Sidney Financial Corporation; the Peoples Federal Savings & Loan Association of Sidney 401(k) Retirement Plan (Registration No. 333-37301), Peoples-Sidney Financial Corporation 1998 Stock Option and Incentive Plan (Registration No. 33- 73395), and Peoples-Sidney Financial Corporation 1998 Management Recognition Plan (Registration No. 33-73393), of our report dated July 14, 2000 relating to the consolidated balance sheets of Peoples-Sidney Financial Corporation as of June 30, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended June 30, 2000, which report is incorporated by reference in the Annual Report on Form 10-KSB of Peoples-Sidney Financial Corporation for the year ended June 30, 2000.


                                                /s/ Crowe Chizek and Company LLP
                                                --------------------------------
                                                Crowe Chizek and Company LLP

Columbus, Ohio
September 27, 2000